DISTRIBUTION AGREEMENT


                                December 28, 1995



Lipper & Company, L.P.
101 Park Avenue
New York, New York 10178

Dear Sirs:

         This is to confirm that, in consideration of the agreements hereinafter contained, Lipper High Income Bond Fund, Lipper U.S. Equities Fund and Prime Lipper Europe Equity Fund (together, the "Funds"), each an investment portfolio of The Lipper Funds, Inc. (the "Company"), an open-end, professionally managed investment company organized as a corporation under the laws of the State of Maryland, have agreed that Lipper & Company, L.P. ("Lipper") shall be, for the period of this Agreement, the distributor of shares of each Fund issued by the Company (the "Shares").

         1. Services as Distributor

         1.1 Lipper will act as agent for the distribution of the Shares covered by the registration statement, prospectus and statement of additional information then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

         1.2 Lipper agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the registration statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

         1.3 All activities by Lipper as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934, as amended.

         1.4 Lipper will transmit any orders received by it for purchase or redemption of shares of each Fund to Chase Global Funds Services Company, the Company's transfer agent and dividend disbursing agent, or any successor to Chase Global Funds Services Company of which the Company has notified Lipper in writing.

         1.5 Lipper acknowledges that, whenever in the judgment of the Company's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

         1.6 Lipper will act only on its own behalf as principal should it choose to enter into selling agreements in the form of Exhibit A attached hereto with selected dealers or others.

         1.7 As compensation for its services hereunder, Lipper shall be entitled to such compensation as is described in the Funds' current registration statement.

         2. Duties of the Funds

         2.1 Each Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Lipper may designate.

         2.2 Each Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to such Fund and its Shares as Lipper may reasonably request, all of which shall be signed by one or more of such Fund's duly authorized officers; and each Fund warrants that the statements contained in any such reports, when so signed by one or more of such Fund's officers, shall be true and correct. Each Fund shall also furnish Lipper upon request with: (a) annual audits of such Fund's books and accounts made by independent public accountants regularly retained by such Fund,

(b) semiannual unaudited financial statements pertaining to such Fund, (c) quarterly earnings statements prepared by such Fund, (d) a monthly itemized list of the securities in the portfolio of such Fund, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding such Fund's financial condition as Lipper may reasonably request.

         3. Representations and Warranties

         Each Fund represents to Lipper that all registration statements, prospectuses and statements of additional information filed by such Fund with the SEC under the 1933 Act and the 1940 Act with respect to the shares of such Fund have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Funds with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. Each Fund represents and warrants to Lipper that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of such Fund's shares. Lipper may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Lipper's counsel, be necessary or advisable. If a Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by such Fund of a written request from Lipper to do so, Lipper may, at its option, terminate this Agreement. Each Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Lipper reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit each Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as such Fund may deem advisable, such right being in all respects absolute and unconditional.

         4. Indemnification

         4.1 Each Fund authorizes Lipper and any dealers with whom Lipper has entered into dealer agreements to use any prospectus or statement of additional information furnished by such Fund from time to time, in connection with the sale of such Fund's shares. Each Fund agrees to indemnify, defend and hold Lipper, its several officers and partners, and any person who controls Lipper within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Lipper, its officers and partners, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that each Fund's agreement to indemnify Lipper, its officers or partners, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Lipper or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to Lipper pursuant to paragraph
2.2 hereof; and further provided that each Fund's agreement to indemnify Lipper and each Fund's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to such Fund or its shareholders to which Lipper would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Lipper's reckless disregard of its obligations and duties under this Agreement. Each Fund's agreement to indemnify Lipper, its officers and partners, and any such controlling person, as aforesaid, is expressly conditioned upon such Fund's being notified of any action brought against Lipper, its officers or partners, or any such controlling person, such notification to be given by letter or by telegram addressed to such Fund at its principal office in New York, New York and sent to such Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify such Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of such Fund's indemnity agreement contained in this paragraph
4.1. Each Fund's indemnification agreement contained in this paragraph 4.1 and each Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Lipper, its officers and partners, or any controlling person, and shall survive the delivery of any of such Fund's shares. This agreement of indemnity will inure exclusively to Lipper's benefit, to the benefit of its several officers and partners, and their respective estates, and to the benefit of the controlling persons and their successors. Each Fund agrees to notify Lipper promptly of the commencement of any litigation or proceedings against such Fund or any of its officers or directors in connection with the issuance and sale of any of such Fund's shares.

         4.2 Lipper agrees to indemnify, defend and hold each Fund, its several officers and directors, and any person who controls such Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that such Fund, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by such Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information, furnished in writing by Lipper to such Fund and used in the answers to any of these items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Lipper to such Fund and required to be stated in such answers or necessary to make such information not misleading. Lipper's agreement to indemnify each Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Lipper being notified of any action brought against such Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to Lipper at its principal office in New York, New York and sent to Lipper by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify Lipper of any such action shall not relieve Lipper from any liability that Lipper may have to such Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Lipper's indemnity agreement contained in this paragraph 4.2. Lipper agrees to notify each Fund promptly of the commencement of any litigation or proceedings against Lipper or any of its officers or partners in connection with the issuance and sale of any of such Fund's shares.

         4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

         5. Effectiveness of Registration

         None of the Shares shall be offered by either Lipper or the Funds under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Funds if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon each Fund's obligation to repurchase its Shares from any shareholder in accordance with the provisions of such Fund's prospectus, statement of additional information or articles of incorporation.

         6. Notice to Lipper

         Each Fund agrees to advise Lipper immediately in writing:

         (a) of any request by the SEC for amendments to the registration statement, prospectuses or statements of additional information then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

         (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

         7. Term of Agreement

         This Agreement shall continue for one year from the date hereof and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Company's Board of Directors with respect to each Fund, or (ii) by a vote of a majority (as defined in the 1940 Act) of such Fund's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Directors of the Company who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' notice by the Company's Board of Directors, by vote of the holders of a majority of each Fund's shares, or on 60 days' notice by Lipper. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         8. Miscellaneous

         Each Fund recognizes that partners, officers and employees of Lipper may from time to time serve as directors, partners, trustees, officers and employees of corporations, business trusts, partnerships and other entities (including other investment companies) and that such other corporations, trusts, partnerships and other entities may include the name "Lipper & Company" or "Lipper" as part of their names, and that Lipper or its affiliates may enter into distribution or other agreements with such other corporations, trusts, partnerships and other entities. If Lipper, or an affiliate, ceases to act as the distributor of a Fund's shares, such Fund agrees that, at Lipper's request, such Fund's license to use the word "Lipper" will terminate and that such Fund will take all necessary action to change the name of such Fund to a name not including the words "Lipper & Company" or "Lipper."

         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance thereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                            Very truly yours,

                                            THE LIPPER FUNDS, INC.


                                            By:/s/ABRAHAM BIDERMAN
                                               ---------------------------------
                                                Name:  Abraham Biderman
                                                Title: Executive Vice President


Accepted:

LIPPER & COMPANY, L.P.

By: LIPPER & COMPANY, INC.
    as General Partner

By: /s/STEVEN FINKEL
    ------------------------------
    Name:  Steven Finkel
    Title: Executive Vice President


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

                                                                       EXHIBIT A
                             FORM OF DEALER CONTRACT


                             LIPPER & COMPANY, L.P.
                                 101 Park Avenue
                            New York, New York 10178


[Name of Broker-Dealer]

_______________________

_______________________

_______________________


Ladies and Gentlemen:

         We, Lipper & Company, L.P. ("Lipper"), have an agreement with The Lipper Funds, Inc. (the "Company") pursuant to which we act as the distributor for the sale of shares of the Company's capital stock, par value $.001 per share ("shares"), and as such have the right to distribute shares for resale. The Company is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and the shares being offered to the public are registered under the Securities Act of 1933, as amended (the "1933 Act"). You have received copies of the Distribution Agreement (the "Distribution Agreement") between ourselves and the Company on behalf of each of Lipper High Income Bond Fund, Lipper U.S. Equity Fund and Prime Lipper Europe Equity Fund, each an investment portfolio of the Company, as well as any future investment portfolios of the Company (together, the "Funds"), and reference is made herein to certain provisions of the Distribution Agreement. The term "Prospectus", as used herein, refers to the prospectus and related statement of additional information (the "Statement of Additional Information") incorporated therein by reference (as amended or supplemented) on file with the Securities and Exchange Commission which is part of the most recent effective Registration Statement of the Fund under the 1933 Act. As principal, we offer to sell to you, as a dealer, shares of each Fund issued by the Company upon the following terms and conditions:

         1. In all sales to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Funds, for us or for any other dealer.

         2. Orders received from you will be accepted through us only at the public offering price per share (i.e. the net asset value per share plus the applicable sales charge, if any) applicable to each order, and all orders for redemption of any Fund shares shall be executed at the net asset value per share less any contingent deferred sales charge, if any, in each case as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to paragraph 4 hereof and instructions which we or the Funds shall forward from time to time to you. All orders are subject to acceptance or rejection by Lipper or each Fund in the sole discretion of either. The minimum initial purchase and the minimum subsequent purchase shall be as set forth in the Prospectus of each Fund.

         3. You shall not place orders for any shares unless you have already received purchase orders for those shares at the applicable public offering price and subject to the terms hereof and of the Distribution Agreement. You agree that you will not offer or sell any shares except under circumstances that will result in compliance with the applicable Federal and state securities laws, the applicable rules and regulations thereunder and the rules and regulations of applicable regulatory agencies or authorities and that in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made, at or prior to the time of such sale or offer, a copy of the Prospectus and, upon request, the Statement of Additional Information, and will not furnish to any person any information relating to shares which is inconsistent in any respect with the information contained in the Prospectus or Statement of Additional Information (as then amended or supplemented). You shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to you by us or by the Funds, and such other information and materials as may be approved in writing by us.

         4. As a dealer, you are hereby authorized (i) to place orders directly with the Funds for shares to be resold by us to you subject to the applicable terms and conditions governing the placement of orders by us set forth in the Prospectus and the Distribution Agreement and (ii) to tender shares directly to each Fund or its agent for redemption subject to the applicable terms and conditions governing the redemption of shares applicable to us set forth in the Prospectus and the Distribution Agreement.

         5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

         6. In determining the amount of any sales concession payable to you hereunder, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise you or the transfer agent to the contrary, the shares ordered will be deemed to be the total holdings of the specified investor.

         7. (a) You agree that payment for orders from you for the purchase of shares will be made in accordance with the terms of the Prospectus. On or before the business day following the settlement date of each purchase order for shares, you shall transfer same day funds to an account designated by us with the transfer agent an amount equal to the public offering price on the date of purchase of the shares being purchased less your sales concession, if any, with respect to such purchase order determined in accordance with the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus, we reserve the right, without notice, to cancel the sale and to hold you responsible for any loss sustained as a result thereof.

         (b) If any shares sold under the terms of this Agreement are sold with a sales charge and are redeemed or are tendered for redemption within seven (7) business days after confirmation of your purchase order for such shares: (i) you shall forthwith refund to us the full sales concession received by you on the sale; and (ii) we shall forthwith pay to the applicable Fund our portion of the sales charge on the sale which had been retained by us, if any, and shall also pay to the applicable Fund the amount refunded by you.

         (c) We will pay you an ongoing trail commission with respect to holdings by you of shares of the Funds at such rates and in such manner as may be described in the Prospectus.

         (d) Certificates evidencing shares shall be available only upon request. Upon payment for shares in accordance with paragraph 7(a) above, the transfer agent will issue and transmit to you a confirmation statement evidencing the purchase of such shares. Any transaction in uncertificated shares, including purchases, transfers, redemptions and repurchases, shall be effected and evidenced by book-entry on the records of the transfer agent.

         8. No person is authorized to make any representations concerning shares except those contained in the current Prospectus and Statement of Additional Information and in printed information subsequently issued by us or the Funds as information supplemental to the Prospectus and the Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in the Prospectus, the Statement of Additional Information and the supplemental information above mentioned.

         9. You agree to deliver to each purchaser making a purchase of shares from you a copy of the Prospectus at or prior to the time of offering or sale, and, upon request, the Statement of Additional Information. You may instruct the transfer agent to register shares purchased in your name and account as nominee for your customers. You agree thereafter to deliver to any purchaser whose shares you are holding as record holder copies of the annual and interim reports and proxy solicitation materials and any other information and materials relating to the Funds and prepared by or on behalf of us, the Funds or the investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to such customer. The Funds shall be responsible for the costs associated with forwarding such reports, materials and other information and shall reimburse you in full for such costs. You further agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose shares you are holding as record holder. You further agree to obtain from each customer to whom you sell shares any taxpayer identification number certification required under
Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide us or our designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder. Additional copies of the Prospectus, Statement of Additional Information, annual or interim reports, proxy solicitation materials and any such other information and materials relating to the Funds will be supplied to you in reasonable quantities upon request.

         10. (a) In accordance with the terms of the Prospectus, a reduced sales charge may be available to customers, depending on the amount of the investment. In each case where a reduced sales charge is applicable, you agree to furnish to the transfer agent sufficient information to permit confirmation of qualification for a reduced sales charge, and acceptance of the purchase order is subject to such confirmation. Reduced sales charges may be modified or terminated at any time in the sole discretion of each Fund.

         (b) You acknowledge that certain classes of investors may be entitled to purchase shares at net asset value without a sales charge as provided in the Prospectus and Statement of Additional Information.

         (c) You agree to advise us promptly as to the amount of any and all sales by you qualifying for a reduced sales charge or no sales charge.

         (d) Exchanges (i.e., the investment of the proceeds from the liquidation of shares of one fund in the shares of another fund, each of which is managed by the Funds' investment adviser) shall, where available, be made in accordance with the terms of each Prospectus.

         11. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of shares entirely. Each party hereto has the right to cancel this agreement upon notice to the other party.

         12. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering of shares. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph 12 is intended to operate as, and the provisions of this paragraph 12 shall not in any way whatsoever constitute a waiver by you of compliance with, any provisions of the 1933 Act or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

         13. You agree that: (a) you shall not effect any transactions (including, without limitation, any purchases and redemptions) in any shares registered in the name of, or beneficially owned by, any customer unless such customer has granted you full right, power and authority to effect such transactions on his behalf, (b) we shall have full authority to act upon your express instructions to sell, repurchase or exchange shares through us on behalf of your customers under the terms and conditions provided in the Prospectus and
(c) we, the Funds, the transfer agent and our and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by you from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by us or any of the foregoing persons entitled to indemnification from you hereunder arising out of or in connection with (i) the execution of any transactions in shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of you, (ii) any statements or representations that you or your employees make concerning the Funds that are inconsistent with the applicable Fund's Prospectus and (iii) any sale of shares of a Fund where the Fund or its shares were not properly registered or qualified for sale in any state, any U.S. territory or the District of Columbia, when we have indicated to you that the Fund or its shares were not properly registered or qualified. The indemnification agreement contained in this Paragraph 13 shall survive the termination of this Agreement.

         14. You represent that: (a) you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or, if a foreign dealer who is not eligible for membership in the NASD, that (i) you will not make any sales of shares in, or to nationals of, the United States of America, its territories or its possessions, and (ii) in making any sales of shares you will comply with the NASD's Rules of Fair Practice and (b) you are a member in good standing of the Securities Investor Protection Corporation ("SIPC"). You agree that you will provide us with timely written notice of any change in your NASD or SIPC status.

         15. We shall inform you as to the states or other jurisdictions in which each Fund has advised us that shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your qualification to sell shares in any jurisdiction.

         16. All communications to us should be sent, postage prepaid, to 101 Park Avenue, New York, New York 10178.

Attention: Kenneth Lipper. Any notice to you shall be duly given if mailed, telegraphed or telecopied to you at the address specified by you below. Communications regarding placement of orders for shares should be sent, postage prepaid, to [].

         17. This Agreement shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

         18. This Agreement and the terms and conditions set forth herein shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                   LIPPER & COMPANY, L.P.

                                                   By: LIPPER & COMPANY, INC.,
                                                       as General Partner

                                                   By: _________________________
                                                       Name:
                                                       Title:

Please return one signed copy of this Contract to:

    Lipper & Company, L.P.
    101 Park Avenue
    New York, New York  10178
    Attention:  Kenneth Lipper

Accepted:

    Firm Name:  ________________________________________________

    By:  _______________________________________________________

    Address:  __________________________________________________

    ------------------------------------------------------------

    Accepted By (signature):  __________________________________

    Name (print):  __________________  Title: __________________

    Date: ______________________________________________________